r77q1e.txt

SUPPLEMENT TO
INVESTMENT ADVISORY CONTRACT

PIMCO Equity Series
650 Newport Center Drive
Newport Beach, California 92660

November 5, 2014

Pacific Investment Management Company LLC
650 Newport Center Drive
Newport Beach, California 92660

RE: PIMCO International Dividend Fund, PIMCO U.S.
Dividend Fund, PIMCO RealPath(tm) Blend Income Fund,
PIMCO RealPath(tm) Blend 2020 Fund, PIMCO RealPath(tm)
Blend 2025 Fund, PIMCO RealPath(tm) Blend 2030 Fund,
PIMCO RealPath(tm) Blend 2035 Fund, PIMCO RealPath(tm)
Blend 2040 Fund, PIMCO RealPath(tm) Blend 2045 Fund,
PIMCO RealPath(tm) Blend 2050 Fund and PIMCO RealPath(tm)
Blend 2055 Fund (the "Funds")

Dear Sirs:

As provided in the Investment Advisory Contract between PIMCO Equity Series (the "Trust") and Pacific Investment
Management Company LLC (the "Adviser"), dated March 30,
2010 (the "Contract"), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at the fee rates set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Funds to Exhibit A. The current
Exhibit A is replaced with the new Exhibit A attached hereto.

This Supplement and the Contract shall become effective with respect to the Funds on November 5, 2014 and shall continue in effect for a period not to exceed two years from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Funds only so long as such continuance is specifically approved at least annually by (a) the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the
Funds , and (b) the vote, cast in person at a meeting called for such purpose, of a majority of the Trust's Trustees who are not parties to the Contract or "interested persons" (as defined in the 1940 Act) of any such party. This Supplement and the Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Supplement and the Contract may be terminated with respect to the Funds at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Funds or by a vote of a majority of the Trust's entire Board of Trustees on 60 days' written notice to the Adviser or by the Adviser on 60 days' written notice to the Trust.

Investment Advisory Contract
EXHIBIT A
(as of November 5, 2014)
PIMCO Equity Series

							Investment
							Advisory
Fund							Fee#
---------------------------------------------		----------
PIMCO Balanced Income Fund				0.60%
PIMCO Dividend and Income Builder Fund			0.69%
PIMCO Emerging Multi-Asset Fund				0.90%
PIMCO EqS(r) Dividend Fund				0.69%
PIMCO EqS(r) Emerging Markets Fund			1.00%
PIMCO EqS(r) Long/Short Fund				1.04%
PIMCO EqS Pathfinder Fund(r)				0.75%
PIMCO International Dividend Fund			0.69%
PIMCO RealPath(tm) Blend Income Fund			0.01%
PIMCO RealPath(tm) Blend 2020 Fund			0.01%
PIMCO RealPath(tm) Blend 2025 Fund			0.01%
PIMCO RealPath(tm) Blend 2030 Fund(1)			0.02%
PIMCO RealPath(tm) Blend 2035 Fund(2)			0.03%
PIMCO RealPath(tm) Blend 2040 Fund(3)			0.03%
PIMCO RealPath(tm) Blend 2045 Fund(4)			0.03%
PIMCO RealPath(tm) Blend 2050 Fund(5)			0.03%
PIMCO RealPath(tm) Blend 2055 Fund(6)			0.03%
PIMCO U.S. Dividend Fund				0.60%


#	Each Fund may invest in shares of PIMCO Funds: Private
Account Portfolio Series - PIMCO Short-Term Floating
NAV Portfolio and PIMCO Funds: Private Account
Portfolio Series - PIMCO Short-Term Floating NAV
Portfolio III (each a "PAPS Short-Term Floating NAV Portfolio," and together, the "PAPS Short-Term Floating
NAV Portfolios"), each series of PIMCO Funds. The PAPS Short-Term Floating NAV Portfolios are offered only to series of the Trust (each an "Investing Fund") or other series of registered investment companies for which PIMCO serves as investment adviser. The PAPS Short-Term Floating
NAV Portfolios do not pay an investment advisory fee to PIMCO. By investing in a PAPS Short-Term Floating NAV Portfolio, each Investing Fund and PIMCO agree that a portion of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to a PAPS Short-Term Floating
NAV Portfolio under its investment advisory contract with PIMCO. Specifically, to the extent that an Investing Fund invests in a Short-Term Floating NAV Portfolio, a fee of 0.005% of the average daily value (as calculated in Section
6 of the Investment Advisory Contract) of the assets of the Investing Fund so invested shall be designated as compensation to PIMCO for the services provided to that Short-Term Floating NAV Portfolio.

(1)	Effective July 1, 2020, the Fund's investment advisory fee
will be reduced to 0.01%.
(2)	Effective July 1, 2020, the Fund's investment advisory fee
will be reduced to 0.02%. Effective July 1, 2025, the Fund's investment advisory fee will be reduced to 0.01%.
(3)	Effective July 1, 2025, the Fund's investment advisory fee
will be reduced to 0.02%. Effective July 1, 2030, the Fund's investment advisory fee will be reduced to 0.01%.
(4)	Effective July 1, 2030, the Fund's investment advisory fee
will be reduced to 0.02%. Effective July 1, 2035, the Fund's investment advisory fee will be reduced to 0.01%.
(5)	Effective July 1, 2035, the Fund's investment advisory fee
will be reduced to 0.02%. Effective July 1, 2040, the Fund's investment advisory fee will be reduced to 0.01%.
(6)	Effective July 1, 2040, the Fund's investment advisory fee
will be reduced to 0.02%. Effective July 1, 2045, the Fund's investment advisory fee will be reduced to 0.01%.


       If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.




						Very truly yours,

						PIMCO EQUITY SERIES


						By:/s/ Henrik Larsen
						Title: Vice President


ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:/s/ Peter Strelow
Title: Managing Director

PIMCO FUNDS, on behalf of its
series PIMCO Funds: Private Account
Portfolio Series - PIMCO Short-Term
Floating NAV Portfolio and PIMCO
Funds: Private Account Portfolio
Series - PIMCO Short-Term Floating
NAV Portfolio III


By:/s/ Henrik Larsen
Title: Vice President